                              STOCK PURCHASE AGREEMENT



       THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into on this 5th day of January, 1999, by and among Charles L. Smith ("Smith"), Robert L. Cox ("Cox"), and Richard Ahrendts ("Ahrendts") (Smith, Cox and Ahrendts are hereinafter sometimes referred to individually as a "Seller" and collectively the "Sellers") and THERMOVIEW INDUSTRIES, INC., a Delaware corporation (the "Buyer").

                               PRELIMINARY STATEMENTS

       The Sellers own all of the issued and outstanding shares of common stock, with no par (the "Common Stock"), of Precision Window Mfg., Inc., a Missouri corporation (the "Company").

       The Company is engaged in manufacturing and distributing state of the art custom vinyl replacement thermal paned windows for the existing home market (the "Business").

       The Buyer desires to purchase and the Sellers desire to sell all of the outstanding shares of Common Stock of the Company, upon the terms and subject to the conditions set forth in this Agreement.

       In consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                      ARTICLE 1
                             PURCHASE AND SALE OF STOCK

       SECTION 1.1 SALE OF STOCK. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Sellers agree to sell, assign, transfer and deliver to the Buyer, and the Buyer agrees to purchase 300 shares of Class A voting Common Stock and 11,250 shares of Class B non-voting Common Stock, representing all of the issued and outstanding shares of Common Stock of the Company. The certificates representing the Common Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by each of the Sellers.

       SECTION 1.2 CONSIDERATION. Upon the terms and subject to satisfaction of the conditions set forth in this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of all of the issued and outstanding shares of Common Stock, the Buyer will pay to the Sellers consideration as follows:

          (a) A closing payment of $1,800,000 (the "Cash Closing Payment") shall be made to the Sellers in cash on the Closing Date (defined below) by certified check, wire transfer or other means of immediately available funds.
 Each Seller shall be entitled to receive a percentage of the Cash Closing Payment equal to the percentage of the total outstanding Common Stock sold by such Seller, as set forth on SCHEDULE 1.1.

          (b) A closing payment of $300,000 in Buyer Common Stock (defined in
Section 3.4) shall be made to Ahrendts (the "Ahrendts Closing Payment"). A payment of $300,000 in Buyer Common Stock (defined in Section 3.4) (the "Escrow Payment") shall be made to the Buyer, as escrow agent, under the terms of an Escrow Agreement, in substantially the form attached hereto as EXHIBIT A (the "Escrow Agreement"). The number of shares of Buyer Common Stock to be issued would be determined by averaging the means between the opening and closing prices on the OTC Bulletin Board over ten (10) consecutive trading days ending three (3) business days prior to the Closing Date.

          (c) Aggregate payments of $1,200,000 shall be made to Smith and Cox in accordance with the subordinated promissory notes, in substantially the form attached hereto as EXHIBIT B (the "Promissory Notes").

       SECTION 1.3 PURCHASE PRICE ADJUSTMENT. As soon as practicable but within forty-five (45) days after the Closing Date, the Sellers, at their expense, shall cause Terry P. Moosmann, P.C., an independent certified public accountant, to prepare a balance sheet of the Company immediately prior to the Effective Time (the "Effective Time Balance Sheet") setting forth the tangible net worth of the Company using accrual accounting and in conformance with generally accepted accounting principles (the "Tangible Net Worth"). A copy of the Effective Time Balance Sheet shall be promptly furnished to the Buyer. If the Buyer disagrees with the Tangible Net Worth, the Buyer shall engage an independent public accounting firm, at its expense, to audit the Effective Time Balance Sheet and deliver a certified written report to the Sellers confirming the Tangible Net Worth ("Audited Tangible Net Worth"). If the Sellers fail to notify the Buyer within fifteen (15) days after receiving the report from the accounting firm selected by the Buyer, such report shall be deemed accepted for purposes of calculating Tangible Net Worth. If the Sellers should so notify the Buyer of a dispute concerning Audited Tangible Net Worth, the Buyer shall then engage another big-five independent accounting firm that is mutually acceptable to the Buyer, on one hand, and the Sellers, on the other hand, to resolve such dispute and such firm shall notify the Buyer and the Sellers of its resolution of such dispute within two weeks of its engagement by the Buyer. The cost of services provided by such big-five accounting firm shall be borne equally by the Buyer and the Sellers. Any such resolution shall be final and binding on all parties hereto for the purposes of calculating Tangible Net Worth. In the event the Tangible Net Worth is less than $400,000, the Sellers shall pay such deficit portion to the Buyer within thirty (30) days following the later of its determination of the Tangible Net Worth, the Buyer's audit or the resolution of any dispute by such big-five accounting firm on a dollar-for-dollar basis. In the event the Tangible Net Worth is greater than

$400,000, the Buyer shall pay the excess amount, on a dollar-for-dollar basis, to the Sellers within thirty (30) days following the later of either Terry P. Moosmann, P.C.'s determination of the Tangible Net Worth or the determination of Audited Tangible Net Worth. For purposes of this Section 1.3, "Tangible Net Worth" shall mean the net book value of the Company at the Effective Time determined in accordance with generally accepted accounting principles applied on a consistent basis. Net book value shall be calculated by subtracting the book value of all of the liabilities of the Company from the book value of all tangible assets of the Company.

                                     ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers, jointly and severally, unless specifically noted, represent and warrant to the Buyer as follows:


       SECTION 2.1 OWNERSHIP OF STOCK. Each Seller individually represents and warrants as to himself that, except as set forth on SCHEDULE 2.1, (a) such Seller owns the shares of Common Stock listed opposite such Seller's name on SCHEDULE 1.1 hereto, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of every kind ("Claims"), and (b) that the delivery to the Buyer of the Common Stock pursuant to the provisions of this Agreement will transfer to the Buyer valid title thereto, free and clear of all Claims.

       SECTION 2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller individually represents and warrants as to himself (a) that such Seller has full legal power, capacity and authority to execute, deliver and perform this Agreement and the Exhibits and to deliver the Schedules hereto, and the other documents and instruments contemplated hereby (collectively, this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by such Seller and constitute valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms.

       SECTION 2.3 FOREIGN PERSON. Each Seller individually represents and warrants as to himself that such Seller is not a foreign person as that term is defined in Section 1445(f)(3) of the Code and applicable regulations.

       SECTION 2.4   ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company is qualified to do business as a foreign corporation and is in good standing in the states set forth on SCHEDULE 2.4. The nature of the Business does not require the Company to be licensed or qualified in any other jurisdiction. The Sellers have made available to the Buyer complete and correct copies of the Articles of Incorporation and Bylaws of the Company as currently in effect. The Company has the corporate power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted, including the right to use the name "Precision Manufacturing" or any derivative thereof.


       SECTION 2.5 CAPITALIZATION. The Company has authorized capital consisting of (i) 15,000 shares of Class A voting common stock, with no par value, of which 300 shares are issued and outstanding and no shares are held as treasury stock and (ii) 15,000 shares of Class B non-voting common stock, with no par value, of which 11,250 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of the Company has been issued in violation of any preemptive right. Except as set forth on SCHEDULE 2.5, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company, other than as contemplated by this Agreement.

       SECTION 2.6 SUBSIDIARIES AND INVESTMENTS. The Company has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

       SECTION 2.7 BOOKS AND RECORDS. The minute books of the Company, which have been and will be made available to the Buyer and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of the Company set forth in such minute books. The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

       SECTION 2.8 FINANCIAL STATEMENTS. The Sellers have previously furnished to the Buyer, and attached hereto as SCHEDULE 2.8 are, the compiled statements of assets, liabilities and equity of the Company as of December 31, 1997, December 31, 1996, and December 31, 1995 and the related compiled statements of revenue and expenses and cash flows for the years then ended and the compiled statements of assets, liabilities and equity of the Company (the "Balance Sheet") as at September 30, 1998 (the "Balance Sheet Date") and the related statements of revenue and expenses and cash flows for the nine
(9) months then ended. Except as set forth on SCHEDULE 2.8, all such financial statements (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and were prepared from the books and records of the Company. Such books and records are complete and correct in all material respects, accurately reflect all transactions of the business of the Company, and have been made available to the Buyer for examination. The Financial Statements fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements do not reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by GAAP. Since the Balance Sheet Date, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Sellers have disclosed to the Buyer all material facts relating to the preparation of the Financial Statements.

       SECTION 2.9   EMPLOYMENT AND LABOR MATTERS.

          (a) SCHEDULE 2.9 lists all employees, independent contractors and officers of the Company on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to each employee, independent contractor or officer for the most recent fiscal year end and the year to date, and a full and complete description of any commitments to such employees, independent contractors and officers with respect to compensation payable thereafter. To the best knowledge of the Sellers, (1) no key employee or group of employees has any plans to terminate employment with Company and (2) no independent contractor has any plans to terminate its services to the Company and the Company has no plans to terminate its relationship with any of its independent contractors.

          (b) Except as set forth on SCHEDULE 2.9, the Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Sellers have no knowledge of any attempt to organize the Company's employees by any Person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company. No union representation election relating to employees of the Company has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of the Company's employment policies or practices by any governmental agency or authority pending or threatened. The Company is not currently, nor has it been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company. The Company has not experienced any material work stoppages, and to the best knowledge of the Sellers, no work stoppage is planned. The Company has complied with all material laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing.

       SECTION 2.10  REAL PROPERTY.  The Company owns no real property.

       SECTION 2.11 POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION; GUARANTEES.

       Except as set forth in SCHEDULE 2.11, (i) no power of attorney or similar authorization given by the Company presently is in effect or outstanding; (ii) no contract or agreement to which the Company is a party or is bound or to which the Company's properties or assets are subject limits the freedom of the Company to compete in any line of business or with any Person; and (iii) the Company is not a party to or bound by any guarantee of any debt or obligation of any other Person.


       SECTION 2.12  SIGNIFICANT SUPPLIERS AND CUSTOMERS.  Set forth on
SCHEDULE 2.12 is a true and correct list of the Company's ten largest suppliers for the most recent twelve (12) month period ending December 31, 1997, and most recent ten (10) month period ending November 1, 1998, together with the amount attributable to such suppliers expressed in dollars and as a percentage of total supplies purchased. None of the suppliers identified on
SCHEDULE 2.12 has terminated, materially reduced or threatened to terminate or materially reduce its supply of products or services to the Company during the period covered by such schedule. Also, set forth on SCHEDULE 2.12 is a true and correct list of the Company's ten largest customers for the most recent twelve (12) month period ending December 31, 1997, and most recent eleven (11) month period ending November 30, 1998, together with the amount attributable to such customers expressed in dollars and as a percentage of total sales. None of the customers identified on SCHEDULE 2.12 has terminated, materially reduced or threatened to terminate or materially reduce its orders for products of the Company during the period covered by such schedule.

       SECTION 2.13 GOVERNMENTAL APPROVALS. Except as set forth on SCHEDULE 2.13, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Sellers of this Agreement.


       SECTION 2.14 VALIDITY, ETC. Except as set forth on SCHEDULE 2.14, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents in compliance with the terms and conditions hereof and thereof by the Sellers will (i) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Company, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Company or increase or otherwise affect the obligations of the Company under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Company or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

       SECTION 2.15 ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS. During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 2.15, the Company has not (i) borrowed or agreed to borrow any material amount of funds or incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others, (ii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) made any capital expenditure or commitment therefor, (iv) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (v) increased its indebtedness for borrowed money, or made any loan to any Person, (vi) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (vii) made any material change in any method of accounting or auditing practice, (viii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or (ix) agreed, whether or not in writing, to do any of the foregoing.

       SECTION 2.16 CERTAIN PRACTICES. None of the Sellers, the Company, the Company's directors or officers, or to the best knowledge of the Sellers, the Company's employees has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Company or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

       SECTION 2.17  COMPLIANCE WITH LAW; LICENSES AND PERMITS.

       Except as set forth on SCHEDULE 2.17, the Company has complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. Except as set forth on SCHEDULE 2.17, there is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Company in any jurisdiction in which the Business is now conducted. The Company possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for the Company to carry on its business as currently conducted and to own and operate its properties and assets as now owned and operated and all of such licenses and permits are set forth on SCHEDULE 2.17.


       SECTION 2.18  EMPLOYEE BENEFITS.

          (a) Set forth on SCHEDULE 2.18 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which the Company or its ERISA Affiliates provides (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of the Company or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). On request by the Buyer, the Sellers shall furnish a copy of each Employee Plan and a copy of any related materials.
The Company will maintain the benefits listed on SCHEDULE 2.18 in full force and effect through the Effective Date. Except as set forth on SCHEDULE 2.18, the Buyer shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of the Company for services rendered prior to the Effective Date.

          (b) Each Employee Plan covering any present or former employee of the Company which is subject to the continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

          (c) There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any Employee Plan or the assets of any Employee Plan.


          (d) Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in accordance with its terms and with applicable law. Except as set forth on SCHEDULE 2.18(d), each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of the Company are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that as of the Closing Date are not accurately and fully reflected on the Company's Balance Sheet.

          (e) Neither the Company nor any of its ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). The Company is not obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under Section 4980B of the Code, ERISA Section 601, or applicable state law).

          (f) Neither the Company nor its ERISA Affiliates is subject to and, to the best knowledge of the Sellers, no facts exist which could subject the Company or any of its ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA. No reportable event under Section 4043 of ERISA has occurred or, to the best knowledge of the Sellers, will occur with respect to such Employee Plan.

          (g) Termination of or withdrawal from any Employee Plan immediately after the Effective Time would not subject the Buyer to any liability, tax or penalty whatsoever.

          (h) The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Employee Plans, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.

          (i) All contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. All contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.

          (j) For purposes of this Section 2.18, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

       SECTION 2.19 FIXED ASSETS. SCHEDULE 2.19 contains a true and complete list of all of the Company's fixed assets with a net book value of greater than $1,000.00, whether owned or leased. Except as shown on SCHEDULE 2.19, the Company has good and marketable title to all of its fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances except as disclosed in the Balance Sheet. All of the Company's fixed assets, whether owned or leased, are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

       SECTION 2.20 INSURANCE. The Company is, and will be through the Closing, insured with insurers in respect of its properties, assets and businesses as set forth on the attached SCHEDULE 2.20. SCHEDULE 2.20 lists the insurance coverage carried by the Company, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on SCHEDULE 2.20, the Company (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has not received notice of any insurance premium which will be materially increased in the future, and (v) is not aware of any insurance premium which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

       SECTION 2.21 ACCOUNTS RECEIVABLE; SELLER NOTES. The accounts receivable and other debts due or recorded in the respective records and books of account of the Company as being due to the Company as of the Effective Date, all of which are set forth on SCHEDULE 2.21, arose in the ordinary course of business of the Company, are not subject to any counterclaim or set-off and are fully collectible within 90 days after the Effective Date without resort to litigation and without offset or counterclaim, other than accounts receivable not collectible in the ordinary course of business which do not exceed one percent (1%) of the accounts receivable reflected on SCHEDULE 2.21, provided, however, (i) this representation and warranty shall not apply to any account receivable from any subsidiary of the Buyer and (ii) Smith and Cox make no representation or warranty with respect to any account receivable from A.S.I. All notes payable to any of the Sellers by the Company and all notes receivable to the Company from any of the Sellers have been paid in full.

       SECTION 2.22 OUTSTANDING CONTRACTS. SCHEDULE 2.22 sets forth a description of all existing contracts, agreements, leases, commitments, licenses and franchises, which involve obligations or commitments by the Company of $10,000 or more and are not cancelable by the Company without penalty within 30 days (collectively "Contracts"), whether written or oral, relating to the Company. The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Contracts specified on
SCHEDULE 2.22 which are in writing, and such schedule sets forth a complete description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.22, the Company and, to the best knowledge of the Sellers, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. The Company has no present expectation or intention of not fully performing all its obligations under each of the Contracts, and the Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Contracts to which the Company is a party. Except as set forth on SCHEDULE 2.22, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Sellers are not aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 2.22, there exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of the Company by any party to any of the Contracts.

       SECTION 2.23 OUTSTANDING LEASES. SCHEDULE 2.23 sets forth a description of each agreement by which the Company leases each parcel of real property (the "Leased Parcels") used in connection with the Business (collectively, the "Leases"). The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Leases specified on SCHEDULE 2.23. All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.23, the Company and to the best knowledge of the Sellers, each other party thereto has performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Leases. The Company has no present expectation or intention of not fully performing all its obligations under each of the Leases, and the Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on SCHEDULE 2.23, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Sellers are not aware of any intention or right of any party to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of the Company with any party to any of the Leases.

       SECTION 2.24 INTELLECTUAL PROPERTIES. SCHEDULE 2.24 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by the Company in the operation of the Business (collectively the "Intellectual Property"). Except as set forth on SCHEDULE 2.24 and except for commercial software licensed for use on personal computers, the Company owns the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of its business and each item constituting part of the Intellectual Property and trade secrets and technology which is owned by the Company has been, to the extent indicated in SCHEDULE 2.24, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign, as are indicated in SCHEDULE 2.24 and such registrations, filings and issuances remain in full force and effect. There have been and are no pending or, to the best knowledge of the Sellers, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. There is, to the best knowledge of the Sellers, no reasonable basis upon which a claim may be asserted against the Company for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the best knowledge of the Sellers, no Person is infringing upon the Intellectual Property.

       SECTION 2.25  PROPRIETARY INFORMATION OF THIRD PARTIES.

       Except as disclosed on SCHEDULE 2.25, no third party has claimed or, to the best knowledge of the Sellers, has reason to claim that any Person employed by or consulting with the Company ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. Except as disclosed on
SCHEDULE 2.25, to the best knowledge of the Sellers, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any product or service of the Company, and none of the Sellers have any reason to believe there will be any such employment or violation.


       SECTION 2.26  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 2.26, to the best knowledge of Sellers, no director, officer or shareholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5%, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

       SECTION 2.27  ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheet, or except as set forth on
SCHEDULE 2.27, the Company has no liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice. The Sellers do not know of, and have no reason to know of, any basis for the assertion against the Company of any liability or obligation not fully reflected or reserved against in the Balance Sheet.

          (b) The Company is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business or prospects of the Company.

       SECTION 2.28 TAXES. SCHEDULE 2.28 lists all the states and localities with respect to which the Company is required to file any corporate, income and/or franchise tax returns. Except as set forth on
SCHEDULE 2.28, all federal, state, local and foreign tax returns and tax reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by the Company or are otherwise attributable to any periods ending on or before the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date or are adequately reflected on the Balance Sheet or the Company's books and records. Except as set forth on SCHEDULE 2.28, all deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made, and as of the Effective Time all such deposits due will have been made. The Company has delivered to the Buyer true and complete copies of all of the Company's federal and state income tax returns for the fiscal periods ended December 31, 1997, 1996 and 1995 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 2.28, no examination of any tax return of the Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

       SECTION 2.29 LITIGATION. Except as set forth on SCHEDULE 2.29, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Sellers, threatened against or affecting the Company (whether or not such Company is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to the Company or (iii) governmental inquiry pending or threatened against or involving the Company, and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of the Company. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Company by any court, governmental agency or arbitration tribunal against the Company. To the best knowledge of the Sellers, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Company or the transactions contemplated hereby. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on SCHEDULE 2.29, there is no action or suit by the Company pending or threatened against others.

       SECTION 2.30  ENVIRONMENTAL MATTERS.

          (a) COMPLIANCE. The Company and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on
SCHEDULE 2.30, the Company has not received notice of, nor does the Sellers have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or the Company's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 2.30, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other corresponding list by any state or local authorities.

          (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of the Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following (collectively the "Hazardous Activities"):

               (A) the handling, storage, use, transportation or disposal of any Substances in or near or from the Leased Parcels;

               (B) the handling, storage, use, transportation or disposal of any Substances by the Company or its predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Company or its predecessors;

               (C) any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Company or its predecessors; or

               (D) the presence of any toxic or hazardous building materials (including but not limited to friable asbestos or similar substances) in any facilities of the Company, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

          (c) ENVIRONMENTAL PERMITS. The Company has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Company of the Leased Parcels, the discharge or emission of Substances by the Company from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by the Company. Such Environmental Permits, which are described on SCHEDULE 2.30, are currently effective and sufficient for the operation of the Leased Parcels and the business of the Company as currently conducted and intended to be conducted. The Company is in compliance with all terms and conditions of the Environmental Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the Company.

          (d) DELIVERIES. The Sellers have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Sellers pertaining to Substances or Hazardous Activities in, on, or under the Leased Parcels or concerning compliance by the Sellers or any other Person for whose conduct they are or may be held responsible, with environmental statutes, rules and regulations.

       SECTION 2.31 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Sellers or the Company is, or will be, entitled to any commission or broker's or finder's fees from the Sellers or the Company, or from any person controlling, controlled by or under common control with the Sellers or the Company, in connection with any of the transactions contemplated herein.

       SECTION 2.32 INVENTORY. All inventory of the Company, whether or not reflected in the Financial Statements or Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or the Balance Sheet, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

       SECTION 2.33  YEAR-2000 COMPLIANCE.

          (a) SCHEDULE 2.33 contains a true and complete list of all Systems (as hereinafter defined), and each System is Year-2000 Compliant (as hereinafter defined) to the extent indicated on SCHEDULE 2.33.

          (b) As used throughout this Agreement, the following definitions shall have the following meanings:

                     (1) "External Systems" shall mean all services which are provided to the Company by third parties and which are dependent on information technology, including, but not limited to, any external payroll, accounting, or tax filing services or any checking, savings, or other financial services.

                     (2) "Internal Systems" shall mean all technology products and systems generally operated or controlled in-house by the Company, or its employees, agents, or independent contractors including, but not limited to, computers, computer networks, telephone systems, voicemail systems, intercom systems, pager systems, and software applications.

                     (3) "Licensed Systems" shall mean all products and systems developed by or for the Company which are licensed, sold, distributed, or otherwise transferred by the Company to third parties.

                     (4) "System" or "Systems" shall mean any, all, or any combination of any Internal System, External System, or Licensed System.

                     (5) "Year-2000 Compliant" shall mean, with respect to each System, that such System is designed to be used before, during, and after the calendar year 2000 A.D. and will accurately accept date input and process, store, and output date data and date-related data, including, without limitation, calculating, comparing, sorting, and sequencing such data and calculating leap years before, during, and after the calendar year 2000 A.D. without any manual intervention.

       SECTION 2.34  PURCHASE FOR INVESTMENT; RESTRICTED SECURITIES.
Ahrendts represents and warrants as to himself individually (a) that he is acquiring shares of Buyer Common Stock, as hereinafter defined, for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of Buyer Common Stock so acquired; and (b) he acknowledges that (i) the shares of Buyer Common Stock are not and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and (ii) that the Buyer does not file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended.

       SECTION 2.35 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Sellers or the Company in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by any of the Sellers herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Sellers which materially and adversely affects the business, prospects or financial condition of the Company or its properties or assets, which has not been set forth in the Documents.

                                     ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF THE BUYER

       As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as follows:

       SECTION 3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Common Stock pursuant to this Agreement and perform its obligations under this Agreement.

       SECTION 3.2 CORPORATE POWER AND AUTHORITY. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

       SECTION 3.3 VALIDITY, ETC. Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

       SECTION 3.4 CAPITAL STOCK. The authorized capital stock of the Buyer consists of (a) 100,000,000 shares of $.001 par value common stock ("Buyer Common Stock"), of which 13,503,967 shares were issued and 13,430,188 shares were outstanding as of October 15, 1998 and (b) 50,000,000 shares of $.001 par value preferred stock ("Buyer Preferred Stock"), of which (i) 4,000,000 shares have been designated as "10% Cummulative Convertible Series A Preferred Stock" of which 2,980,000 shares were issued and outstanding as of October 15, 1998 and (ii) 400,000 shares have been designated as "10% Cummulative Convertible Series B Preferred Stock" of which no shares were issued and outstanding as of December 1, 1998 (collectively, Buyer Common Stock and Buyer Preferred Stock are referred to as "Buyer Capital Stock"). All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer

Common Stock to be issued pursuant to SCHEDULE 1.2, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in connection with this transaction will be, issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

       SECTION 3.5 DISCLOSURE STATEMENT. The Buyer's Disclosure Statement, dated October 23, 1998, which has been previously delivered to the Sellers is true, complete and correct in all material respects.

       SECTION 3.6 ACQUISITION OF STOCK FOR INVESTMENT. The Buyer is acquiring the shares of Common Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of Common Stock. The Buyer agrees that such shares of Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from registration available under such Act. The Buyer will not sell, offer to sell or solicit offers to buy any of the shares of Common Stock in violation of the Securities Act of 1933 or the securities law of any state. The Buyer understands that the shares of Common Stock have not been registered under federal or any state's securities laws.

       SECTION 3.7 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by or under common control with the Buyer, in connection with any of the transactions contemplated herein.

       SECTION 3.8 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Buyer of this Agreement.

       SECTION 3.9 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which may have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.

                                     ARTICLE 4

                              COVENANTS AND AGREEMENTS

       SECTION 4.1 BEST EFFORTS. Each of the Sellers and the Buyer shall use their best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Company's Business after the Closing Date. Prior to the Closing Date, each of the Sellers will use his best efforts to preserve the Company's relationships with its employees, customers and others having business relationships with the Company.

       SECTION 4.2 TAX RETURNS. The Sellers shall cause the Company to prepare and timely file, at their sole expense, all of the Company's required tax returns for all periods ending on or prior to the Effective Date. The Sellers shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of the Business for all periods ending on or prior to the Effective Date.

       SECTION 4.3 INVESTIGATIONS. The Sellers shall give the Buyer and its employees, accountants, attorneys and other authorized representatives full access during all reasonable times to all the premises, properties, books and records, and furnish the Buyer with such financial and operating data, analyses and other information of any kind respecting the Company's business and properties as the Buyer shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with business operations.

       SECTION 4.4 PRESERVATION OF BUSINESS. The Sellers shall cause the Company to use its best efforts to preserve the possession and control of all of its assets and Business, to preserve the goodwill of its customers and others with whom it has business relations, and to do nothing to impair its ability to keep and preserve its Business as it exists on the date of this Agreement.

       SECTION 4.5 AUDITED FINANCIAL STATEMENTS. The Sellers shall furnish to the Buyer, as soon as practical and at the Sellers's expense not to exceed $20,000, audited financial statements of the Company for the two (2) fiscal years ending December 31, 1997 and 1996.

       SECTION 4.6 POST-CLOSING MATTERS. The Buyer agrees to use its best efforts to cause NationsBank, N.A. to release the personal guarantees of the Sellers in connection with certain of the Company's debt obligations on or before the expiration of sixty (60) days after the Closing Date. The Buyer agrees to indemnify and hold the Sellers harmless to the extent that the Seller's respective personal guarantees are not released.

                                     ARTICLE 5

                       CONDITIONS TO THE BUYER'S OBLIGATIONS

       The obligation of the Buyer to make deliveries to the Sellers pursuant to Section 1.2 hereof and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

       SECTION 5.1 INTRA-COMPANY DEBT. All indebtedness of each of the Sellers and all other directors, officers and employees of the Company to the Company shall have been repaid in full and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

       SECTION 5.2 CONSENTS. Except as set forth on SCHEDULE 5.2, all requisite governmental approvals and consents of third parties identified on such schedule or otherwise identified by the Sellers as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

       SECTION 5.3 NON-COMPETITION AGREEMENT. Each of Sellers shall have entered into a Non-Competition Agreement with the Buyer in substantially the form attached hereto as EXHIBIT C (the "Non-Competition Agreement").

       SECTION 5.4 EMPLOYMENT AGREEMENT. Smith shall have entered into an Employment Agreement with the Company in substantially the form attached hereto as EXHIBIT D (the "Employment Agreement").

       SECTION 5.5 REGISTRATION RIGHTS AGREEMENT. Ahrendts shall have entered into a Registration Rights Agreement with the Buyer in substantially the form attached hereto as EXHIBIT E (the "Registration Rights Agreement").

       SECTION 5.6 SUBORDINATION AGREEMENTS. Each of Smith and Cox shall have entered into a Subordination Agreement with Buyer and PNC Bank, National Association in substantially the form attached hereto as EXHIBIT F (the "Subordination Agreements").

       SECTION 5.7 ESCROW AGREEMENT. Ahrendts shall have entered into the Escrow Agreement.

       SECTION 5.8 ACCOUNTS RECEIVABLE. All accounts receivable from A.S.I. shall be paid on or prior to Closing.

       SECTION 5.9 CLOSING DOCUMENTS. The Sellers shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

       SECTION 5.10 APPROVAL OF THE BUYER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Sellers hereunder or incident to their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

                                     ARTICLE 6

                       CONDITIONS TO THE SELLERS' OBLIGATIONS

       The obligation of the Sellers to transfer the Common Stock to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

       SECTION 6.1 EMPLOYMENT AGREEMENT. The Company shall have entered into the Employment Agreement.

       SECTION 6.2 NONCOMPETITION AGREEMENT. The Buyer shall have entered into the Noncompetition Agreement.

       SECTION 6.3 REGISTRATION RIGHTS AGREEMENT. The Buyer shall have entered into the Registration Rights Agreement.

       SECTION 6.4 SUBORDINATION AGREEMENTS. The Buyer shall have entered into the Subordination Agreements.

       SECTION 6.5 ESCROW AGREEMENT. The Buyer shall have entered into the Escrow Agreement.

       SECTION 6.6 CLOSING DOCUMENTS. The Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

       SECTION 6.7   Approval of the Sellers and Their Counsel.

       All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and their counsel.

                                     ARTICLE 7

                     THE CLOSING AND CERTAIN CLOSING DELIVERIES

       SECTION 7.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stites & Harbison, 400 West Market Street, Suite 1800, Louisville, Kentucky 40202 on the date hereof (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of the opening of business (the "Effective Time") on January 1, 1999 (the "Effective Date").

       SECTION 7.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers will deliver or cause the Company to deliver to the Buyer the following:

          (a) Stock certificates representing all of the issued and outstanding shares of Common Stock owned by the Sellers, accompanied by stock powers duly executed in favor of the Buyer or duly executed instruments of transfer and any other documents that are necessary to transfer to the Buyer good and marketable title to all issued and outstanding shares of Common Stock;

          (b) The stock books, stock ledgers, minute books, and other corporate records of the Company;

          (c) Resignations dated the Closing Date of all of the directors and officers of the Company as designated by the Buyer;

          (d) All required consents of third parties to the sale, conveyance, transfer, assignment and delivery of the Common Stock or any assets of the Company hereunder, including, but not limited to the consent of the landlord under the Lease set forth on SCHEDULE 2.23;

          (e) A certificate of the Secretary of the Company certifying as of the Closing Date (i) a true, correct, and complete copy of the Articles of Incorporation of the Company and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Company and all amendments thereto as in effect on the Closing Date; and
(iii) Certificate of Good Standing from the Missouri Secretary of State;

          (f) The affidavit of each of the Sellers certifying as to his non-foreign status in accordance with Section 1445(b)(2) of the Code;

          (g) The Non-Competition Agreements required by Section 5.3 above;

          (h) The Employment Agreement required by Section 5.4 above;

          (i) The Registration Rights Agreement required by Section 5.5 above;

          (j) The Subordination Agreements required by Section 5.6 above;

          (k) The Escrow Agreement required by Section 5.7 above;

          (l) A General Release from each of the Sellers which releases the Company from any and all claims, known or unknown, contingent or direct, which he may have against the Company as of the Closing Date, other than claims arising under this Agreement and the other Documents and the transactions contemplated hereby; and

          (m) All other documents, instruments and writings required to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

       SECTION 7.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer will deliver the following to or for the account of the Sellers:

          (a) The consideration required by Section 1.2 above;

          (b) The Employment Agreement required by Section 6.1 above;

          (c) The Noncompetition Agreement required by Section 6.2 above;

          (d) The Registration Rights Agreement required by Section 6.3 above;

          (e) The Subordination Agreements required by Section 6.4 above;

          (f) The Escrow Agreement required by Section 6.5 above;

          (g) A certificate of an officer of the Buyer certifying as of the Closing Date (i) a true, correct, and complete copy of the Certificate of Incorporation of the Buyer and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Buyer and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein; and (iv) Certificate of Good Standing from the Delaware Secretary of State; and

          (h) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                                     ARTICLE 8

                              [INTENTIONALLY OMITTED]

                                     ARTICLE 9

                        SURVIVAL; INDEMNIFICATION AND OFFSET

       SECTION 9.1 SURVIVAL. All representations and warranties in this Agreement and the other Documents shall survive the Closing of the purchase of the Common Stock contemplated hereby and any investigation at any time made by or on behalf of any party for a period of three years and all such representations and warranties shall expire on the third anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full;
(b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2001 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2001; and (c) tax or environmental claims arising from a breach of Section 2.28 or Section 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. Notwithstanding anything contained in this Section 9.1 to the contrary, all representations and warranties in this Agreement and the other Documents shall expire on the sixth anniversary of the filing of the Federal tax return of the Company for the period ending immediately prior to or on the Effective Date.

       SECTION 9.2 INDEMNIFICATION BY THE SELLERS. Subject to the terms herein, the Sellers shall, jointly and severally, indemnify, defend, and hold the Company and the Buyer and the respective officers, directors, and employees of the foregoing, and their successors and assigns (the "Sellers' Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of any warranty of any of the Sellers contained in this Agreement;

          (b) Any failure by any of the Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by him under this Agreement;

          (c) Reliance by the Buyer on any books or records of the Company or written information furnished to the Buyer pursuant to this Agreement by or on behalf of any of the Sellers or the Company in the event that such books and records or written information are false or otherwise materially inaccurate;

          (d) Claims related to any product or service sold, installed or provided by the Company on or prior to the Closing Date, except to the extent such claims are covered by the Company's insurance that is in effect on the Closing Date or thereafter; or

          (e) Liabilities or obligations of, or claims against, the Company or the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating specifically to the Business, the Leased Parcels, or the Company existing at or prior to the Closing Date, including but not limited to matters set forth on SCHEDULE 2.29, whether or not such liabilities, obligations or claims were known on such date, excluding only liabilities set forth in the Balance Sheet and liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice.

       Provided, however, the Sellers's Indemnitees shall not be entitled to indemnification or offset hereunder until Damages in total exceed $25,000 and then only to the extent of aggregate Damages in excess of $25,000, up to a maximum aggregate amount of $3,600,000 for all claims for indemnification; provided further, however, this limitation or "basket" shall not apply to any Damages arising in connection with the representations and warranties as set forth in Sections 2.1 and 2.2 hereof, respectively.


       SECTION 9.3 NOTICE TO THE SELLERS, ETC. If any of the matters as to which the Sellers' Indemnitees are entitled to receive indemnification under
Section 9.2 should entail litigation with or claims asserted by parties other than the Sellers, the Sellers shall be given prompt notice thereof and shall have the right, at their expense, to control such claim or litigation upon prompt notice to the Buyer of their election to do so. To the extent requested by the Sellers, the Buyer, at its expense, shall cooperate with and assist the Sellers, in connection with such claim or litigation. The Buyer shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Sellers in connection with such claim or litigation. The Sellers shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Sellers shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

       SECTION 9.4 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend, and hold the Sellers and their heirs, executors, and legal representatives (the "Buyer's Indemnitees") harmless from, against and with respect to any Damages, arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

          (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

          (c) Reliance by the Sellers on any books or records of the Buyer or reliance by the Sellers on any written information furnished to the Sellers pursuant to this Agreement by or on behalf of the Buyer in the event that such books and records or written information are false or otherwise materially inaccurate; or

          (d) The operation of the Business subsequent to the Closing Date.

       Provided, however, the Buyer's Indemnitees shall not be entitled to indemnification hereunder until Damages in total exceed $25,000 and then only to the extent of aggregate damages in excess of $25,000, up to a maximum aggregate of $3,600,000 for all claims for indemnification.

       SECTION 9.5 NOTICE TO THE BUYER, ETC. If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under
Section 9.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Sellers of its election to do so. To the extent requested by the Buyer, the Sellers, at their expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Sellers shall have the right to appoint, at his expense, single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Buyer shall not settle any third party claim without the consent of the Sellers, which shall not be unreasonably denied or delayed.

       SECTION 9.6 SURVIVAL OF INDEMNIFICATION. The obligations to indemnify and hold harmless pursuant to this Article IX shall survive the Closing of the purchase of the Common Stock contemplated hereby for a period of three years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2001 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2001; and (c) tax or environmental claims arising from a breach of Section 2.28 or
Section 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. As used in this Article 9, the term "Year-2000 Indemnification Obligations" shall mean the Sellers' obligation to indemnify, defend, and hold the Sellers' Indemnitees harmless from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to (i) any claim or allegation that any Licensed System is not Year-2000 Compliant and (ii) any claim arising from a breach of Section 2.33. Notwithstanding anything contained in this Section 9.6 to the contrary, the obligations to indemnify and hold harmless pursuant to this Article IX shall expire on the sixth anniversary of the filing of the Federal tax return of the Company for the period ending immediately prior to or on the Effective Date.

       SECTION 9.7 OFFSET. The Sellers acknowledge and agree that the Buyer shall be entitled to offset any indemnity claim under Section 9.2 against any payment due to such Sellers under Sections 1.2 and 1.3 hereof. The Buyer agrees to offset any indemnity claim on a pro rata basis to the extent that the unpaid balance of the Promissory Notes and the Buyer Common Stock remaining under the Escrow Agreement permit. The Buyer shall deliver to the Sellers' Agent (as defined hereafter) written notice not less than fifteen (15) days prior to exercising its right of offset pursuant to this
Section 9.7, which notice shall set forth in reasonable detail the Buyer's basis for exercising its right of offset and the amount of the proposed offset. If within fifteen (15) days of receiving the Buyer's notice of its intent to exercise its right of offset Sellers' Agent delivers to the Buyer written notice setting forth Sellers' Agent's objection to the Buyer's exercise of its right of offset, then the Buyer shall place into an interest-bearing escrow account the amount of the proposed offset, which amount, along with all accrued interest, shall be distributed to the Buyer or the Sellers or both, as appropriate, upon resolution of such dispute or upon the written consent of the Buyer and the Sellers' Agent. Neither the exercise of nor the failure to give a notice of a Claim shall constitute an election of remedies nor limit Indemnitee in any manner in the enforcement of any other remedies that may be available to it.

                                     ARTICLE 10

                                   MISCELLANEOUS

       SECTION 10.1 KNOWLEDGE OF THE SELLERS. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Sellers, each Seller confirms that he has made due and diligent inquiry of the Company's President and other officers as to the matters that are the subject of such representations and warranties.

       SECTION 10.2 KNOWLEDGE OF THE BUYER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Buyer, the Buyer confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representations and warranties.

       SECTION 10.3 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

       SECTION 10.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

       If to the Buyer:

              ThermoView Industries, Inc.
              1101 Herr Lane
              Louisville, Kentucky 40222
              Attn: Stephen A. Hoffmann, Chief Executive Officer
              Fax No:  (502) 412-0301

       With a copy to:

              Stites & Harbison
              400 W. Market Street, Suite 1800
              Louisville, Kentucky 40202
              Attn:  Ralston W. Steenrod, Esq.
              Fax No:  (502) 587-6391

       If to the Sellers:

              Charles L. Smith
              Primax Window Co.
              5611 Fern Valley Road
              Louisville, Kentucky 40228
              Fax No:  (502) 962-9484

              Robert L. Cox
              5830 Cobblestone Drive
              Osage Beach, Missouri 65065

              Richard Ahrendts
              3368 South Leonard Drive
              New Palestine, Indiana 46163

       With a copy to:

              Greenebaum Doll & McDonald, PLLC
              3300 National City Towers
              Louisville, Kentucky 40202
              Attn:  Ivan M. Diamond, Esq.
              Fax No:  (502) 540-2134

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

       SECTION 10.5 ENTIRE AGREEMENT. This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

       SECTION 10.6 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

       SECTION 10.7 ASSIGNMENT/BINDING EFFECT. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

       SECTION 10.8 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

       SECTION 10.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Kentucky without giving effect to the conflict of law principles thereof.

       SECTION 10.10 ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. The Sellers, on one hand, and the Buyer, on the other hand, shall each choose an arbitrator and the third shall be chosen by the two so chosen. If either the Sellers or the Buyer fail to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Sellers, on one hand, or the Buyer, on the other hand, making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Louisville, Kentucky. All arbitration proceedings shall be held in Louisville, Kentucky. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

       SECTION 10.11 SEVERABILITY. In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

       SECTION 10.12 INTERPRETATION. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

       SECTION 10.13 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

       SECTION 10.14 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

       SECTION 10.15 EXPENSES. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

       SECTION 10.16 GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

       SECTION 10.17 PUBLICITY. Except by the mutual agreement between the Sellers and the Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

       SECTION 10.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the Buyer has caused this Agreement to be executed by its duly authorized officer and the Sellers have executed this Agreement all as of the day and year first above written.

                                          BUYER:

                                          THERMOVIEW INDUSTRIES, INC.


                                          By:    /s/ Stephen A. Hoffmann
                                                 ----------------------------
                                                 Stephen A. Hoffmann, Chief
                                                 Executive Officer


                                          SELLERS:

                                          /s/ Charles L. Smith
                                          -----------------------------------
                                          Charles L. Smith

                                          /s/ Robert L. Cox
                                          -----------------------------------
                                          Robert L. Cox

                                          /s/ Richard Ahrendts
                                          -----------------------------------
                                          Richard Ahrendts